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                                  EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT



Parent
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Tri-County Financial Corporation


                                      Percentage     State of
Subsidiaries (1)                         Owned     Incorporation
----------------                      -----------  -------------

Tri-County Federal Savings Bank of      100%       United States
  of Waldorf

Tri-County Federal Finance I(2)         100%       Maryland




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(1)  The operations of the subsidiary are included in the consolidated financial statements contained in the annual report to stockholders attached hereto as an exhibit.
(2)  Wholly-owned subsidiary of Tri-County Federal Savings Bank of Waldorf.